UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Change in Chief Financial Officer

In connection with the appointment of a new Chief Financial Officer of CytoDyn Inc., a Delaware corporation (the “Company”), on November 13, 2019, as described in more detail under (c) below, Michael D. Mulholland, who served as the Company’s Chief Financial Officer for the past seven years, is transitioning to a newly created role of Senior Vice President of Finance, focusing on the Company’s capital structure.

(c) Appointment of New Chief Financial Officer

Effective November 13, 2019, the board of directors of the Company (the “Board”) appointed Craig S. Eastwood as Chief Financial Officer and Treasurer.

In connection with Mr. Eastwood’s appointment as Chief Financial Officer, the Board’s Compensation Committee approved the following compensation arrangements for Mr. Eastwood: (i) an annual base salary of $225,000, (ii) a target annual bonus equal to 50% of Mr. Eastwood’s base salary, and (iii) other customary benefits provided to executive officers of the Company, including participation in the Company’s 401(k) plan. Mr. Eastwood will also be eligible to participate in the Company’s equity compensation program.

Also in connection with Mr. Eastwood’s appointment, the Board granted Mr. Eastwood a stock option award under the Company’s equity incentive plan, covering 250,000 shares of the Company’s common stock, and vesting in twelve equal monthly installments over a one-year period from the grant date.

Mr. Eastwood, 48, served as the Company’s Vice President and Controller from April 2019 through November 12, 2019. From January 2018 to February 2019, Mr. Eastwood served as Chief Financial Officer of Golden Leaf Holdings Ltd., a manufacturer and distributor of premium cannabis products. Prior to that, Mr. Eastwood was Chief Financial Officer at Powin Energy Corporation, a producer of lithium-ion based energy storage solutions, from March 2017 to August 2017, Corporate Controller at Erickson Incorporated, a global provider of aviation services, from November 2015 to March 2017, Vice President of Accounting at ESCO Corporation, a manufacturer of highly engineered wear and replacement products and services, from November 2013 to November 2015, and Director of Accounting for Daimler Trucks North America, LLC (a wholly-owned subsidiary of Daimler AG), an automotive industry manufacturer of commercial vehicles, from July 2008 to November 2013. His career has been focused in the areas of finance, accounting, investor relations and restructurings in multi-national manufacturing and life sciences companies. His experience also includes more than three years at Pharmaceutical Product Development (a formerly publicly traded Contract Research Organization), serving in roles as Director of Accounting and Director of Investor Relations. Mr. Eastwood is a licensed CPA and began his career in public accounting where he spent five years working at Deloitte.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Eastwood and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Eastwood and any other person pursuant to which Mr. Eastwood was appointed as Chief Financial Officer. There are no transactions in which Mr. Eastwood has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 14, 2019, the Company issued a press release relating to the information set forth above, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release dated November 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

November 19, 2019	By:	/s/ Craig S. Eastwood
		Name:	Craig S. Eastwood
		Title:	Chief Financial Officer